Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

QQJ INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, $0.00001 par value per share	(1)	457(a)	5,750,000	$7.00	$40,250,000.00	0.0001381	$5,558.52
Fees to be Paid	Equity	Ordinary shares, $0.00001 par value per share, underlying underwriter's warrants	(2)	457(a)	172,500	$8.05	$1,388,625.00	0.0001381	$191.77

Total Offering Amounts:							$41,638,625.00		5,750.29
Total Fees Previously Paid:									0.00
Total Fee Offsets:									2,137.59
Net Fee Due:									$3,612.70

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Offering Note(s)

(1)	Includes ordinary shares that the underwriters have the option to purchase. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Includes ordinary shares that the underwriters have the option to purchase. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant will issue to the representative of the underwriters warrants to purchase a number of ordinary shares equal to an aggregate of three percent (3%) of the ordinary shares (the “Warrants”) sold in the offering. The exercise price of the Warrants is equal to 115% of the offering price of the ordinary shares offered hereby.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		(1)	F-1	333-276933	02/07/2024		$2,137.59				$	$
Fee Offset Sources	QQJ, Inc		F-1	333-276933		12/23/2025							418.97
Fee Offset Sources	QQJ, Inc		F-1	333-276933		02/07/2024							1,718.62

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Explanation of the basis for claimed offset:

(1)	Represents registration fees previously paid in connection with the filing fee table included in the Company's Registration Statement on Form F-1 filed with the Securities and Exchange Commission on February 7, 2024 (File No. 333-276933), and additional registration fees previously paid in connection with the filing fee table included in Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Securities and Exchange Commission on December 23, 2025 (File No. 333-276933). Because such previously paid registration fees cannot be reflected as "fees previously paid" in the current EDGAR filing fee table, such amount is presented as a fee offset for administrative purposes.